EXHIBIT 99.1

QCR Holdings, Inc. Announces Earnings for Second Quarter of 2009

MOLINE, Ill., July 24, 2009 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced a net loss attributable to QCR Holdings, Inc. of $820 thousand for the quarter ended June 30, 2009, or diluted earnings per share for common shareholders of ($0.42). Earnings for the second quarter of 2009 were significantly impacted by additional loan/lease loss provisions and the FDIC Special Assessment. By comparison, for the quarter ended March 31, 2009, the Company reported net income attributable to QCR Holdings, Inc. of $84 thousand, or diluted earnings per share of ($0.13). For the second quarter of 2008, the Company reported net income attributable to QCR Holdings, Inc. of $1.8 million, or diluted earnings per share of $0.29. For the six months ended June 30, 2009, the Company reported a net loss attributable to QCR Holdings, Inc. of $736 thousand compared to net income attributable to QCR Holdings, Inc. of $2.5 million for the same period in 2008.

For the quarter ended June 30, 2009, the Company recognized a net loss from continuing operations attributable to QCR Holdings, Inc. of $759 thousand as compared to net income from continuing operations attributable to QCR Holdings, Inc. of $2.1 million for the quarter ended June 30, 2008. For this same period, diluted earnings per share from continuing operations attributable to QCR Holdings, Inc. decreased from $0.34 to ($0.42). This reduction was due to significant increases in provision for loan/lease losses of $3.5 million and FDIC Assessments of $1.2 million. Partially offsetting these increased expenses was an increase in net interest income of $1.0 million, or 9%, from $11.2 million for the quarter ending June 30, 2008 to $12.2 million for the quarter ending June 30, 2009.

"The impact of the economic recession on our local markets has lagged the national markets in terms of timing and strength; however, we have certainly felt the impact on our Company over the past three quarters," stated Douglas M. Hultquist, President and Chief Executive Officer. "Specifically, we continue to experience some degradation of specific commercial credits within our loan portfolio, which, coupled with our heightened awareness of the recession's impact on our local economies and overall loan and lease portfolio, has led to increased provisions. Our continued conservative approach to the valuation of loans has negatively impacted our consolidated earnings in the short-term; however, we are pleased that our two mature bank charters, Quad City Bank & Trust and Cedar Rapids Bank & Trust, have remained profitable every quarter during these difficult economic times."

Mr. Hultquist added, "While we are displeased with the consolidated bottom-line results, we were able to maintain strong levels of net interest income and noninterest income considering the economic environment. Net interest income for the six months ended June 30, 2009 totaled $24.2 million, which is an increase of $2.9 million, or nearly 14%, from $21.3 million for the six months ended June 30, 2008. Our ability to effectively manage our cost of funds in this environment has been critical to this success. Noninterest income held steady at $6.9 million for the first six months of 2009 compared to $7.1 million for the first six months of 2008. The increases in deposit service fees and gains on sale of residential real estate loans effectively offset the decline in trust and investment advisory fees which are largely based on the value of the investments within the trust or portfolio. These achievements are direct results of our talented team of bankers and our strong focus on client relationships."

During the second quarter of 2009, the Company's total assets increased 1%, or by $20.0 million, to $1.70 billion from $1.68 billion at March 31, 2009. Loans/leases grew by $19.9 million, or 2%, from $1.21 billion at March 31, 2009 to $1.23 billion at June 30, 2009. The Company experienced a decline in deposits totaling $57.6 million from $1.09 billion at March 31, 2009 to $1.03 billion at June 30, 2009, resulting from a short-term fluctuation in the level of deposits right at quarter end for a few significant customers at the subsidiary banks. Short-term and other borrowings totaled $488.4 million as of June 30, 2009, which was an increase of $43.6 million, or 10%, from $444.8 million as of March 31, 2009. The subsidiary banks executed a balance sheet strategy to reduce long-term interest rate risk in a potential rising interest rate environment which resulted in an increase in long-term other borrowings of $65.0 million.

"The Company and all three subsidiary banks continue to be well capitalized as of June 30, 2009, and we have very strong access to liquidity," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "Given the current economic climate, we continue to focus on maintaining our strong capital and liquidity positions."

Mr. Gipple added, "As previously reported in the first quarter, we received funding in the amount of $38.2 million under the Treasury Capital Purchase Program. Consistent with the intent of the Program, the additional capital has enhanced our capacity to support the communities we serve through additional lending opportunities. Despite weakened loan/lease demand created by the economic recession, we originated $186.1 million of new loans to both new and existing customers during the first two quarters of 2009. Of this, we funded $71.6 million in new mortgages and other consumer loans to our individual clients, and $114.5 million in new business loans and leases to our commercial clients. Continuing this effort to grow our loan/lease portfolio and support our communities without sacrificing our asset quality is our most significant challenge today."

Nonperforming assets at June 30, 2009 were $33.7 million, which was an increase of $6.0 million from $27.7 million at March 31, 2009, resulting in an increase in the level of nonperforming assets at the end of the second quarter to 1.98% of total assets, as compared to 1.65% of total assets at March 31, 2009. The large majority of the nonperforming assets are loans that have been placed on nonaccrual status. Management has thoroughly reviewed these loans and has provided specific reserves as appropriate. The Company's allowance for loan/lease losses to total loans/leases increased to 1.84% at June 30, 2009 from 1.76% at March 31, 2009, and from 1.17% at June 30, 2008. Furthermore, the Company's provision for loan/lease losses totaled $4.9 million for the second quarter of 2009, which was an increase of $517 thousand from $4.4 million for the first quarter of 2009, and an increase of $3.5 million from $1.4 million for the second quarter of 2008.

"We are disappointed with the level of nonperforming assets and related provision expense and take little consolation that these levels are less than many of our peers," stated Mr. Gipple. "Maintaining asset quality has always been, and continues to be, a top priority for the Company. As such, we have allocated significant resources, including additions to staff, over the past two quarters in an effort to aggressively manage the quality of the loan portfolio. Although we experienced significant growth in the level of nonperforming assets during the second quarter, management believes the velocity of growth in nonperforming assets is slowing."

Results for the second quarter of 2009 for the Company's primary subsidiaries were as follows:

 * Quad City Bank & Trust, the Company's first subsidiary bank, had total consolidated assets of $953.5 million at June 30, 2009, which was a slight decrease of $800 thousand from $954.3 million at March
   31, 2009.  At June 30, 2009, Quad City Bank & Trust had net
   loans/leases of $631.4 million, which was an increase of $6.3 million, or 1%, from $625.1 million as of March 31, 2009.  During this same period, deposits decreased $71.3 million, or 11%, to
   $551.9 million as the bank experienced a short-term fluctuation in the level of deposits of a few significant customers at the end of the quarter.  Quad City Bank & Trust's short-term and other borrowings increased $69.0 million, or 28%, from $245.9 million at
   March 31, 2009 to $314.9 million at June 30, 2009.  During the quarter, the bank executed a balance sheet strategy to reduce long-
   term interest rate risk in a potential rising interest rate environment, which resulted in an increase in long-term other borrowings of $40.0 million.  Quad City Bank & Trust realized year-
   to-date earnings of $2.5 million for the six months ended June 30,
   2009, which is a decrease of $2.1 million from $4.6 million for the six months ended June 30, 2008.

 * Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $503.6 million at June 30, 2009, which was an increase of $11.3 million, or 2%, from $492.3 million at March 31, 2009.  At June 30,
   2009, Cedar Rapids Bank & Trust had net loans of $378.6 million, which was an increase of $11.7 million, or 3%, from March 31, 2009, while deposits of $305.7 million reflected a decrease of $11.2 million, or 4%, for the quarter.  The bank experienced a short-term fluctuation in the level of deposits of a few significant customers at the end of the quarter.  Short-term and other borrowings were
   $149.6 million as of June 30, 2009, which was an increase of $18.1 million, or 14%, from $131.5 million as of March 31, 2009.  During the quarter, the bank executed a balance sheet strategy to reduce long-term interest rate risk in a potential rising interest rate environment, which resulted in an increase in long-term other borrowings of $20.0 million.  The bank realized year-to-date earnings of $883 thousand for the six months ended June 30, 2009, which is a decrease of approximately $717 thousand from $1.6 million from one year ago.

 * Rockford Bank & Trust, which opened in 2005, had total assets of
   $255.5 million at June 30, 2009, which was an increase of $21.0 million, or 9%, from March 31, 2009.  At June 30, 2009, Rockford
   Bank & Trust had net loans of $195.7 million which was a slight increase from $195.3 million as of March 31, 2009.  The bank's deposits totaled $198.6 million at June 30, 2009 which represented solid deposit growth of $14.5 million, or nearly 8%.  The bank realized after-tax net losses for the six months ended June 30,
   2009 in the amount of $1.3 million, as compared to an $88 thousand net loss for the same period in 2008.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994; Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001; and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in commercial leasing through its 80% owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                             QCR HOLDINGS, INC.
                     CONSOLIDATED FINANCIAL HIGHLIGHTS
                                (Unaudited)

                                            As of
                        ----------------------------------------------
                         June 30,    March 31,   Dec. 31,    June 30,
                           2009        2009        2008        2008
                        ----------  ----------  ----------  ----------
 (dollars in thousands,
  except share data)

 SELECTED BALANCE SHEET
  DATA *
 Total assets           $1,700,857  $1,680,910  $1,605,629  $1,583,762
 Securities             $  321,461  $  280,294  $  256,076  $  230,522
 Total loans/leases     $1,225,850  $1,205,979  $1,214,690  $1,131,875
 Allowance for
  estimated loan/lease
  losses                $   22,495  $   21,173  $   17,809  $   13,259
 Assets related to
  discontinued
  operations, held for
  sale                  $       --  $       --  $       --  $   89,741
 Total deposits         $1,029,036  $1,086,588  $1,058,959  $  910,557
 Liabilities related
  to discontinued
  operations, held
  for sale              $       --  $       --  $       --  $   80,320
 Total stockholders'
  equity                $  127,180  $  129,794  $   92,495  $   86,547
 Common stockholders'
  equity                $   66,934  $   69,676  $   70,485  $   66,396
 Common shares
  outstanding            4,541,895   4,531,366   4,509,637   4,619,916
 Book value per common
  share                 $    14.74  $    15.38  $    15.63  $    14.37
 Closing stock price    $    10.00  $     8.04  $    10.00  $    12.51
 Market capitalization  $   45,419  $   36,432  $   45,096  $   57,795
 Market price/book
  value                      67.86%      52.29%      63.98%      87.05%
 Full time equivalent
  employees                    350         344         345         340
 Tier 1 leverage capital
  ratio                       9.04%       9.81%       7.10%       6.99%

 * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported.
 Immediately prior to the sale, First Wisconsin Bank & Trust had total assets of $122.9 million, gross loans of $80.2 million, deposits of
 $98.0 million, and 24 full-time equivalent employees. These amounts and the accompanying 2008 income statement results have been removed from all financial schedules.

                                             As of
                        ----------------------------------------------
                         June 30,    March 31,   Dec. 31,    June 30,
                           2009        2009        2008        2008
                        ----------  ----------  ----------  ----------
 (dollars in thousands)

 ANALYSIS OF LOAN
  DATA *
 Nonaccrual
  loans/leases          $   27,830  $   22,919  $   19,711  $    9,093
 Accruing loans/leases
  past due 90 days or
  more                       2,321         838         222         526
 Other real estate
  owned                      3,505       3,933       3,857       2,005
                        ----------  ----------  ----------  ----------
 Total nonperforming
  assets                $   33,656  $   27,690  $   23,790  $   11,624

 Net charge-offs
 (calendar
  year-to-date)         $    4,344  $      995  $    2,728  $      414

 Loan/lease mix:
   Commercial loans     $  448,575  $  431,361  $  439,117  $  406,186
   Commercial real
    estate loans           529,029     531,191     526,668     496,043
   Direct financing
    leases                  86,420      83,737      79,408      68,276
   Residential real
    estate loans            72,574      71,612      79,229      79,125
   Installment and other
    consumer loans          87,372      86,231      88,541      80,704
   Deferred loan/lease
    origination costs,
    net of fees              1,880       1,847       1,727       1,541
                        ----------  ----------  ----------  ----------
 Total loans/leases     $1,225,850  $1,205,979  $1,214,690  $1,131,875

 ANALYSIS OF DEPOSIT
  DATA *
 Deposit mix:
   Noninterest-bearing  $  155,551  $  144,833  $  161,126  $  143,293
   Interest-bearing        873,485     941,755     897,833     767,264
                        ----------  ----------  ----------  ----------
 Total deposits         $1,029,036  $1,086,588  $1,058,959  $  910,557

 Interest-bearing
  deposit mix:
   Nonmaturity deposits $  363,828  $  398,709  $  387,746  $  366,093
   Certificates of
    deposit                419,869     436,677     386,097     338,173
   Brokered
    certificates of
    deposit                 89,788     106,369     123,990      62,998
                        ----------  ----------  ----------  ----------
 Total interest-bearing
  deposits              $  873,485  $  941,755  $  897,833  $  767,264

 * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported

                        For the Quarter            For the Six Months
                             Ended                       Ended
                -------------------------------- ---------------------
                 June 30,   March 31,  June 30,   June 30,   June 30,
                   2009       2009       2008       2009       2008
                ---------- ---------- ---------- ---------- ----------
 (dollars in
  thousands,
  except per
  share data)

 SELECTED
  INCOME
  STATEMENT
  DATA *
 Interest
  income        $   21,222 $   20,986 $   21,001 $   42,208 $   42,262
 Interest
  expense            9,017      9,026      9,809     18,043     20,934
                ---------- ---------- ---------- ---------- ----------
 Net interest
  income            12,205     11,960     11,192     24,165     21,328
 Provision for
  loan/lease
  losses             4,876      4,359      1,355      9,234      2,339
                ---------- ---------- ---------- ---------- ----------
 Net interest
  income after
  provision for
  loan/lease
  losses             7,329      7,601      9,837     14,931     18,989
 Noninterest
  income             3,503      3,439      3,654      6,941      7,068
 Noninterest
  expense           12,422     11,098     10,488     23,521     20,556
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  continuing
  operations
  before taxes      (1,590)       (58)     3,003     (1,649)     5,501
 Income tax
  expense
  (benefit)
  from
  continuing
  operations          (831)      (293)       873     (1,125)     1,541
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  continuing
  operations    $     (759)$      235 $    2,130 $     (524)$    3,960

 Discontinued
  operations:
 Operating
  income from
  merchant
  credit card
  acquiring
  business              --         --        149         --        242
 Operating loss
  from First
  Wisconsin
  Bank & Trust          --         --       (537)        --     (2,208)
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  discontinued
  operations
  before taxes          --         --       (388)        --     (1,966)
 Income tax
  expense
  (benefit)
  from
  discontinued
  operations            --         --       (159)        --       (734)
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  discontinued
  operations    $       -- $       -- $     (229)$       -- $   (1,232)

 Net income
  (loss)        $     (759)$      235 $    1,901 $     (524)$    2,728
 Less: Net
  income
  attributable
  to
  noncontrolling
  interests             61        151        129        212        269
                ---------- ---------- ---------- ---------- ----------
 Net income
  (loss)
  attributable
  to QCR
  Holdings,
  Inc.          $     (820)$       84 $    1,772 $     (736)$    2,459

 Amounts
  attributable
  to QCR
  Holdings,
  Inc.:
   Income (loss)
    from
    continuing
    operations  $     (820)$       84 $    2,001 $     (736)$    3,691
   Income (loss)
    from
    discontinued
    operations          --         --       (229)        --     (1,232)
                ---------- ---------- ---------- ---------- ----------
 Net income
  (loss)        $     (820)$       84 $    1,772 $     (736)$    2,459

 Preferred stock
  dividends          1,085        695        446      1,781        892
                ---------- ---------- ---------- ---------- ----------
 Net income
  (loss)
  attributable
  to QCR
  Holdings, Inc.
  common
  stockholders  $   (1,905)$     (611)$    1,326 $   (2,517)$   1,567

 Earnings (loss)
  per share from
  continuing
  operations
  attributable
  to
  QCR Holdings,
  Inc.:
   Basic        $    (0.42)$    (0.14)$     0.34 $    (0.56)$     0.61
   Diluted      $    (0.42)$    (0.13)$     0.34 $    (0.56)$     0.60

 Earnings (loss)
  per share from
  discontinued
  operations
  attributable
  to QCR
  Holdings,
  Inc.:
   Basic        $       -- $       -- $    (0.05)$       -- $    (0.27)
   Diluted      $       -- $       -- $    (0.05)$       -- $    (0.27)

 Earnings (loss)
  per share
  attributable
  to QCR
  Holdings,
  Inc.:
   Basic        $    (0.42)$    (0.14)$     0.29 $    (0.56)$     0.34
   Diluted      $    (0.42)$    (0.13)$     0.29 $    (0.56)$     0.34

 Earnings per
  common share
  (basic)
  attributable
  to QCR
  Holdings, Inc.
  LTM **        $    (0.15)$     0.56 $     0.92

 AVERAGE
  BALANCES *

 Assets         $1,732,200 $1,635,966 $1,543,936 $1,684,083 $1,519,600
 Deposits       $1,104,205 $1,079,065 $  909,823 $1,091,635 $  925,944
 Loans/leases   $1,220,175 $1,212,058 $1,104,472 $1,216,117 $1,113,900
 Total
  stockholders'
  equity        $  129,235 $  111,746 $   86,587 $  120,491 $   87,720
 Common
  stockholders'
  equity        $   68,972 $   70,636 $   64,615 $   70,008 $   63,788

 KEY RATIOS *
 Return on
  average assets
  (annualized)       -0.19%      0.02%      0.46%     -0.09%      0.32%
 Return on
  average common
  equity
  (annualized)***   -11.05%     -3.46%      8.21%     -7.19%      4.91%
 Price earnings
  ratio LTM **      (68.00)x    14.36x     13.60x   (68.00)x     13.60x
 Net interest
  margin (TEY)        3.04%      3.19%      3.37%      3.11%      3.18%
 Nonperforming
  assets /
  total assets        1.98%      1.65%      0.73%      1.98%      0.73%
 Net charge-
  offs / average
  loans/leases        0.27%      0.08%      0.07%      0.36%      0.04%
 Allowance /
  total loans/
  leases              1.84%      1.76%      1.17%      1.84%      1.17%
 Efficiency
  ratio              79.08%     72.07%     70.65%     75.62%     72.39%

 *   First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported
 **  LTM: Last twelve months
 *** The numerator for this ratio is "Net income (loss) attributable to QCR Holdings, Inc. common stockholders"

                        For the Quarter            For the Six Months
                             Ended                       Ended
                -------------------------------- ---------------------
                 June 30,   March 31,  June 30,   June 30,   June 30,
                   2009       2009       2008       2009       2008
                ---------- ---------- ---------- ---------- ----------
 (dollars in
  thousands,
  except share
  data)

 ANALYSIS OF
  NONINTEREST
  INCOME *
 Credit card
  fees, net of
  processing
  costs         $      293 $      246 $      243 $      539 $      506
 Trust
  department
  fees                 701        718        847      1,419      1,769
 Deposit service
  fees                 788        827        787      1,615      1,504
 Gain on sales
  of loans, net        673        412        323      1,085        662
 Gains (losses)
  on sales of
  securities          (192)       (14)        --       (206)        --
 Gains on sale
  of foreclosed
  assets               187         --          5        187          5
 Earnings on
  cash surrender
  value of life
  insurance            322        291        279        613        546
 Investment
  advisory and
  management
  fees                 351        351        671        702      1,086
 Other                 380        608        499        987        990
                ---------- ---------- ---------- ---------- ----------
   Total
    noninterest
    income      $    3,503 $    3,439 $    3,654 $    6,941 $    7,068

 ANALYSIS OF
  NONINTEREST
  EXPENSE *
 Salaries and
  employee
  benefits      $    7,081 $    6,765 $    6,581 $   13,846 $   12,834
 Professional
  and data
  processing
  fees               1,203      1,153      1,136      2,356      2,267
 Advertising and
  marketing            207        246        340        453        595
 Occupancy and
  equipment
  expense            1,273      1,321      1,205      2,594      2,464
 Stationery and
   supplies            147        131        132        278        253
 Postage and
  telephone            291        228        223        519        472
 Bank service
  charges              114        122        140        237        271
 FDIC and other
  insurance          1,471        619        315      2,090        633
 Other                 635        513        416      1,148        767
                ---------- ---------- ---------- ---------- ----------
   Total
    noninterest
    expenses    $   12,422 $   11,098 $   10,488 $   23,521 $   20,556

 WEIGHTED
  AVERAGE SHARES
 Common shares
  outstanding(a) 4,540,854  4,523,851   4,611,751 4,532,353  4,606,959
 Incremental
  shares from
  assumed
  conversion:
   Options and
    Employee
    Stock
    Purchase
    Plan             9,427      8,754     22,954      9,091     35,670
                ---------- ---------- ---------- ---------- ----------
 Adjusted
  weighted
  average
  shares(b)      4,550,281  4,532,605  4,634,705  4,541,444  4,642,629

 * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported
 (a) Denominator for Basic Earnings Per Share
 (b) Denominator for Diluted Earnings Per Share

          ROLLFORWARD OF LENDING ACTIVITY FOR THE SIX MONTHS
                         ENDING JUNE 30, 2009

                        (dollars in thousands)

 BALANCE AS OF DECEMBER 31, 2008:                       CONSOLIDATED
 -----------------------------------------------     -----------------

 Commercial loans                                              439,117
 Commercial real estate loans                                  526,668
 Direct financing leases                                        79,408
 Real estate loans - residential mortgage            $          79,229
 Installment and other consumer loans                           88,541
                                                     -----------------
                                                             1,212,963
 Plus deferred loan/lease origination costs,
  net of fees                                                    1,727
                                                     -----------------
 TOTAL GROSS LOANS/LEASES                            $       1,214,690

 ORIGINATION OF NEW LOANS:
 -----------------------------------------------

 Commercial loans                                               53,843
 Commercial real estate loans                                   41,748
 Direct financing leases                                        18,888
 Real estate loans - residential mortgage                       61,200
 Installment and other consumer loans                           10,455
                                                     -----------------
                                                     $         186,134

 PAYMENTS/MATURITIES, NET OF ADVANCES OR
  RENEWALS ON EXISTING LOANS:
 -----------------------------------------------

 Commercial loans                                              (44,385)
 Commercial real estate loans                                  (39,387)
 Direct financing leases                                       (11,876)
 Real estate loans - residential mortgage                      (67,855)
 Installment and other consumer loans                          (11,624)
                                                     -----------------
                                                     $        (175,127)

 BALANCE AS OF JUNE 30, 2009:
 -----------------------------------------------

 Commercial loans                                              448,575
 Commercial real estate loans                                  529,029
 Direct financing leases                                        86,420
 Real estate loans - residential mortgage                       72,574
 Installment and other consumer loans                           87,372
                                                     -----------------
                                                             1,223,970
 Plus deferred loan/lease origination costs,
  net of fees                                                    1,880
                                                     -----------------
 TOTAL GROSS LOANS/LEASES                            $       1,225,850
                                                     =================

CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President,
           Chief Operating Officer, Chief Financial Officer
         (309) 743-7745